Exhibit 99.1

Pier 1 Imports, Inc. to Present at the Barclays Retail and Consumer Discretionary Conference

FORT WORTH, Texas--(BUSINESS WIRE)--April 23, 2014--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it is participating in the Barclays Retail and Consumer Discretionary Conference being held April 29-30, 2014 in New York City. Cary Turner, Senior Executive Vice President and Chief Financial Officer, will make a presentation on Tuesday, April 29, 2014 during which he will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400